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                                                                    Exhibit 23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

To the Board of Directors
Southland Business Bank
Irwindale, California

We hereby consent to the use in this Registration Statement on Form S-4 for Southland Business Bank of our report dated January 31, 2003 (except for Note 15 of the Notes to Financial Statements, as to which the date is March 27, 2003) relating to the financial statements of Southland Business Bank for the years ended December 31, 2002 and 2001, and to the reference to our Firm under the caption "Experts" in the Registration Statement.

/s/ Hutchinson and Bloodgood



Glendale, California
April 24, 2003